U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

TUNEX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

0-15369
(Commission File No.)

Utah	87-0416684
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

556 East 2100 South
Salt Lake City, Utah 84106
(Address of principal executive offices)

(801) 486-8133
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 7, 2006, the Company accepted the resignations of Mr. Edward Dallin Bagley, Mr. Rudolf Zitzmann, Mr. Nick Butterfield and Ms. Lisa Higley from all their respective positions as officers and directors of the Company.

On August 7, 2006, Mr. David Woo was appointed to the Board of directors to serve together with Mr. Michael Woo and Mr. James Loo, each of whom were previously appointed to the board. Accordingly, the current directors are Mr. Michael Woo, Mr. David Woo and Mr. James Loo who shall serve until the next regularly scheduled meeting of the shareholders.

Additionally the board appointed Mr. Michael Woo to serve as President and Chief Executive Officer; Mr. David Woo to serve as Secretary, and Mr. James Loo to serve as Chief Financial Officer.

Mr. David Woo has been the General Manager over Customer Service of Asia Tobacco Limited since 1997. He was the Marketing Manager of China Tobacco (HK) Limited from 1992 to 1997. He is 48 years of age.

Item 8.01.	Other Events

On August 4, 2006, Pursuant to Section 1 of the Option Agreement dated February 24, 2006, Mr. Edward Dallin Bagley exercised his option to acquire from the Company all of its Member Interest in TNX Automotive Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNEX INTERNATIONAL, INC.

Dated: August 11, 2006	By:	/s/ Michael Woo
Michael Woo, Chief Executive Officer